CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 28, 2026, relating to the financial statements and financial highlights of Quantified Managed Income Fund, Quantified Market Leaders Fund, Quantified Alternative Investment Fund, Quantified STF Fund, Quantified Pattern Recognition Fund, Quantified Common Ground Fund, Quantified Tactical Sectors Fund, Quantified Rising Dividend Tactical Fund, Quantified Government Income Tactical Fund, Quantified Global Fund and the consolidated financial statements of Quantified Evolution Plus Fund, and Quantified Eckhardt Managed Futures Strategy Fund, each a series of Advisors Preferred Trust, which are included in Form N-CSR for the year ended June 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Organization and Management of Wholly Owned Subsidiaries” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 23, 2026

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